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                                                                       Exhibit 4



                            NONCOMPETITION AGREEMENT



         This Noncompetition Agreement (the "Agreement") is entered into on February 8, 1999, by and between Gametech International, Inc., a Delaware corporation ("Gametech"), Bingo Technologies Corporation, a Nevada corporation ("BingoTech") and Gerald Novotny, a stockholder of BingoTech ("Stockholder"). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Stock Purchase Agreement (the "Purchase Agreement") dated as of February 8, 1999, among Gametech, BingoTech and the stockholders and indemnitors named therein.

                                   BACKGROUND

         A. The Purchase Agreement provides for the acquisition by Gametech of all of the outstanding capital stock of BingoTech (the "Acquisition").

         B. Stockholder is receiving significant cash and stock of Gametech pursuant to the terms of the Purchase Agreement and Stockholder acknowledges that a portion of the consideration paid by Gametech in connection with the Acquisition is based on Stockholder entering into and performing the obligations of this Agreement.

         C. As a condition to the Acquisition and to preserve the value and goodwill of BingoTech after it is acquired by Gametech, the Purchase Agreement contemplates, among other things, that Stockholder enter into this Agreement and that this Agreement become effective upon the closing of the Acquisition.

         D. BingoTech is currently engaged in the business of developing, designing, manufacturing, marketing, distributing, selling, leasing and licensing electronic gaming products, gaming software, software supporting gaming businesses, and related services including: hand-held electronic bingo daubing products, computerized bingo accounting products, point of sale bingo system products, player tracking systems, casino accounting systems, pulltab accounting systems, big screen electronic bingo daubing products, and networked high-speed bingo products, (the "Business"). The Business also includes all activities planned to be conducted by BingoTech and its subsidiaries as of the Effective Date. Following the Acquisition, Gametech will continue conducting the Business worldwide.

         NOW, THEREFORE, in consideration of the mutual promises made herein, Gametech and Stockholder (collectively referred to as the "Parties") hereby agree as follows:

         1. COVENANT NOT TO COMPETE OR SOLICIT.

            (a) NON-COMPETITION. For five (5) years after the Effective Date of the Acquisition (the "Noncompetition Period"), Stockholder shall not directly or indirectly, without the prior written consent of Gametech, (i) engage, or attempt to engage, anywhere in the world in (whether as an


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employee, agent, consultant, advisor, independent contractor, proprietor, partner, officer, director or otherwise) or have any ownership interest in (except for ownership of one percent (1%) or less of any entity whose securities have been registered under the Securities Act of 1933 or Section 12 of the Securities Exchange Act of 1934 and except for ownership of securities of Gametech) or participate in the financing, operation, management or control of any firm, partnership, corporation, limited liability company, entity or business that is competitive with the Business; or (ii) induce or attempt to induce, directly or indirectly, any customer, supplier or distributor of BingoTech or Gametech to terminate or reduce its relationship with Gametech in order to enter into any relationship with Stockholder or with any other person in a competing Business.

            (b) NON-SOLICITATION. During the Noncompetition Period, Stockholder shall not, directly or indirectly, without the prior written consent of Gametech, solicit or take any other similar action which is intended to induce any employee of Gametech or any subsidiary of Gametech or BingoTech to terminate employment with Gametech or any subsidiary of Gametech or BingoTech.

            (c) SEVERABLE COVENANTS. The covenants contained in the preceding paragraphs shall be construed as a series of separate covenants, one for each county, city, state and country of any geographic area of the world. Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenants contained in the preceding paragraphs. If, in any judicial proceeding, a court refuses to enforce any of such separate covenants (or any part thereof), then such unenforceable covenant (or such part) shall be eliminated from this Agreement to the extent necessary to permit the remaining separate covenants (or portions thereof) to be enforced. In the event that the provisions of this Section 1 are deemed to exceed the time, geographic or scope limitations permitted by applicable law, then such provisions shall be reformed to the maximum time, geographic or scope limitations, as the case may be, permitted by applicable laws.

            (d) EQUITABLE REMEDY. Stockholder agrees that it would be impossible or inadequate to measure and calculate Gametech's or BingoTech's damages from any breach of the covenants set forth in this Section 1. Accordingly, Stockholder agrees that if he breaches any provision of this Section 1, Gametech or BingoTech will have available, in addition to any other right or remedy otherwise available, the right to obtain an injunction from a court of competent jurisdiction restraining such breach or threatened breach and to specific performance of any such provision of this Agreement.

            (e) REASONABLENESS OF RESTRICTIONS. Stockholder recognizes that the consideration to be paid and all other obligations of Gametech to be performed pursuant to the Purchase Agreement are intended to secure Stockholder's agreement to the conditions of this Agreement, and Stockholder recognizes that the scope of the restrictions and the foregoing territorial and time limitations are reasonable and properly required for the adequate protection of the business of Gametech and its subsidiaries and affiliates, including, following the Effective Date, BingoTech, and that in the event the foregoing restrictions are deemed to be unreasonable for any reason by any tribunal having jurisdiction, Stockholder agrees to request, and to submit to, a narrowing of the scope of the foregoing restrictions or the reduction of either said territorial or time limitation to such an area or period as shall be deemed reasonable by such tribunal.


                                       -2-

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         2. MISCELLANEOUS.

            (a) GOVERNING LAW; CONSENT TO PERSONAL JURISDICTION. This Agreement shall be governed by the laws of the State of Arizona without reference to rules of conflicts of law. Stockholder hereby consents to the personal jurisdiction of the state and federal courts located in Arizona for any action or proceeding arising from or relating to this Agreement or relating to any arbitration in which the parties are participants.

            (b) NO ASSIGNMENT. Stockholder shall not assign this Agreement or any rights or obligations under this Agreement without the prior written consent of Gametech.

            (c) NOTICE. Any notice or communication required or permitted under this Agreement shall be made in writing and delivered personally to the other party or sent by certified or registered mail, return receipt requested and postage prepaid.

            (d) ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding of the parties and supersedes all prior discussions, agreements and understandings relating to the subject matter hereof. This Agreement may not be changed or modified, except by an agreement in writing executed by Gametech and Stockholder.

            (e) WAIVER OF BREACH. The waiver of a breach of any term or provision of this Agreement, which must be in writing, shall not operate as or be construed to be a waiver of any other previous or subsequent breach of this Agreement.

            (f) HEADINGS. All captions and section headings used in this Agreement are for convenience only and do not form a part of this Agreement.

            (g) COUNTERPARTS. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.



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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.


GAMETECH INTERNATIONAL, INC.                        STOCKHOLDER


By:/s/  Todd S. Myhre                                /s/  Gerald R. Novotny
      ---------------------                          ------------------------
                                                     Name: Gerald R. Novotny
Name:   Todd S. Myhre
     ----------------------
Title: Chief Executive Officer
      ---------------------

BINGO TECHNOLOGIES CORPORATION


By:/s/ John A. Larsen
      ---------------------

Name:  John A. Larsen
     ----------------------

Title:  President
      ---------------------